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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our report dated August 6, 1998 and to all references to our Firm included in this Registration Statement.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
August 7, 1998